UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2005

PartnerRe Ltd.
(Exact Name of Registrant as specified in its Charter)

Bermuda
(State or other jurisdiction of incorporation)

0-2253		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Chesney House, 96 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01. Entry into a Material Definitive Agreement.

     On May 10, 2005, at the Annual General Meeting of Shareholders, the shareholders of PartnerRe Ltd. (the “Company”) approved the adoption of the 2005 Employee Equity Plan (the “2005 Plan”). The principal features of the 2005 Plan were previously disclosed in the Company’s proxy statement filed with the SEC on April 4, 2005. A copy of the 2005 Plan is attached as Exhibit 10.1. The forms of the Company’s Executive Restricted Share Unit Award Agreement, Annual Incentive Deferral Executive Restricted Shares Unit Award Agreement, Executive Restricted Share Unit Award Agreement Company Match on AI Deferral and Executive Stock Option Agreement under the 2005 Plan are attached as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively.

     Also on May 10, 2005, at a meeting of the Nominating & Governance Committee of the Board, the Board of Directors Compensation Program was approved and adopted. A copy of the Board of Directors Compensation Program is attached as Exhibit 10.6. All equity-based compensation for the non-employee directors is made pursuant to the 2003 Non-Employee Director’s Plan, as approved by the Company’s shareholders at the May 2003 annual general meeting.

     In addition, on May 10, 2005, at a meeting of the Compensation Committee of the Board, a proposal with respect to the provision of additional executive health benefits was approved. The Company recognized that its executive officers are valuable assets of the Company and that good health keeps each of them active and productive. The Company wants all executive officers to have access to the best preventative health care available and therefore approved bi-annual physical examinations at the expense of the Company. Each examination would be available to all executive officers over the age of 45.

     Item 1.02. Termination of a Material Agreement.

     On May 10, 2005, following the approval of the 2005 Plan, at a meeting of the Board of Directors the Company terminated the Employee Incentive Plan (the “Employee Incentive Plan”). This Employee Incentive Plan was no longer required as it had been superceded by the 2005 Plan. The Employee Incentive Plan had been in existence since 1996 and was due to expire under its own terms in February 2006. As previously disclosed, the 1,131,351 shares remaining available for grant under the Employee Incentive Plan were added to the shares approved by shareholders for issuance under the 2005 Plan, resulting in a total of 2,131,351 shares available for issue.

     Item 8.01. Other Events.

     On May 10, 2005, at a meeting of the Board of Directors, the following committee charters were amended and adopted to replace the committee charters that existed prior to the meeting: Audit Committee, Compensation Committee, the Nominating & Governance Committee and the Human Resources Committee. In addition, the Board approved and adopted revised Corporate Governance Principles and Application Guidelines (the “Governance Principles”) in place of the governance principles that existed prior to the meeting. A copy of each of the revised Charters and the Governance Principles is attached as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5, respectively.

     Item 9.01. Financial Statements and Exhibits.

   (c) Exhibits.

The following Exhibits are filed as part of this report:

Exhibit No.	Description

10.1	2005 Employee Equity Plan

10.2	Form of Executive Restricted Shares Unit Award Agreement

10.3	Form of Annual Incentive Deferral Executive Restricted Shares Unit Award Agreement

10.4	Form of Executive Restricted Share Unit Award Agreement Company Match on AI Deferral

10.5	Form of Executive Stock Option Agreement

10.6	Board of Directors Compensation Program

99.1	Audit Committee Charter

99.2	Compensation Committee Charter

99.3	Nominating & Governance Committee Charter

99.4	Human Resources Committee Charter

99.5	Corporate Governance Principles and Application Guidelines

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd.
(Registrant)

Date:	May 16, 2005	By:	/s/ Amanda Sodergren

			Name:	Amanda Sodergren
			Title:	Director of Group Legal